CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Management of the Trust’s Sponsor and Trustee

GraniteShares Gold Trust:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, NY

February 28, 2019